Exhibit 99.1

Alpha Modus Announces $7.25 Million Registered Direct Offering of Common Stock

CORNELIUS, N.C., Oct. 21, 2026 (GLOBE NEWSWIRE) — Alpha Modus Holdings, Inc. (NASDAQ: AMOD) (“Alpha Modus” or the “Company”), today announced that it has entered into definitive agreements for the purchase of an aggregate of 6,304,348 shares of its common stock, at a purchase price of $1.15 per share in a registered direct offering. The closing of the offering is expected to occur on or about October 22, 2026, subject to the satisfaction of customary closing conditions.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The aggregate gross proceeds to the Company from the offering are expected to be approximately $7.25 million, before deducting the placement agent fees and other offering expenses payable by the Company. The Company currently intends to use the net proceeds from the offering to repay certain of its indebtedness and for general corporate purposes.

The securities described above are being offered pursuant to a “shelf” registration statement (File No. 333-292606) filed with the Securities and Exchange Commission (“SEC”) on January 7, 2026 and declared effective on January 16, 2026. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. The prospectus supplement and the accompanying prospectus relating to the securities being offered will be filed with the SEC and be available at the SEC’s website at www.sec.gov. Electronic copies of the prospectus supplement and the accompanying prospectus relating to the securities being offered may also be obtained, when available, by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by telephone at (212) 856-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Alpha Modus Holdings, Inc.

Alpha Modus Holdings, Inc. (NASDAQ: AMOD) is a vertical AI company focused on real-time, in-store shopper engagement and attribution. Its patented “closed-loop” retail AI framework, Sense → Decide → Deliver → Attribute, enables brands and retailers to measure the full impact of digital content, physical interactions, and transaction outcomes. Through subsidiaries like Alpha Modus, Corp. and Alpha Modus Financial Services, LLC., the company is actively deploying technologies that merge artificial intelligence, retail media, and financial access across the physical retail landscape.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Alpha Modus’s actual results may differ from their expectations, estimates, and projections, and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. These forward-looking statements include, without limitation, the completion of the offering, the satisfaction of customary closing conditions related to the offering and the intended use of net proceeds from the offering.

Alpha Modus cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Alpha Modus does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Relations Contact

Alpha Modus Holdings, Inc.

Email: ir@alphamodus.com

Website: www.alphamodus.com